EXHIBIT 99.1

TF Financial Corporation Reports Second Quarter 2008 Results and Quarterly Dividend

NEWTOWN, Pa., July 24, 2008 (PRIME NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,184,000 ($0.44 per diluted share) for the second quarter of 2008, compared with $1,037,000 ($0.38 per diluted share) for the second quarter of 2007. Net income for the six month period ended June 30, 2008 was $2,465,000 ($0.92 per diluted share) compared with $2,435,000 ($0.89 per diluted share) for the first six months of 2007. The Company also announced that its Board of Directors declared a quarterly dividend of $0.20 per share, payable August 15, 2008 to shareholders of record on August 8, 2008.

Highlights for the current quarter included:

    * Net income and diluted earnings per share increased by 14.2% and
      15.8%, respectively, compared to the second quarter of 2007.
    * Net interest income before the loan loss provision increased by
      4.4% compared to the second quarter of 2007, and by 5.0%
      compared to the first quarter of 2008.
    * The Company's net interest margin was 3.09% during the quarter ended June 30, 2008, down 16 basis points from the second
      quarter of 2007, but up 9 basis points from the first quarter of
      2008.
    * The increases in the Company's net interest income and margin were in large part due to the corresponding increases in average loans and average deposits which increased by 9.6% and 1.1%, respectively, compared to the second quarter of 2007 and by 3.2%
      and 2.8%, respectively, compared to the first quarter of 2008.
      At June 30, 2008 loans outstanding were $549.5 million, a record for the Company. Total deposits were $487.0 million, also a record for the Company.
    * Non-performing loans decreased by $3.0 million or 55.8% during the first six months of 2008. In addition, total non-performing assets as a percentage of total assets decreased to 0.37% at
      June 30, 2008 compared to 0.76% at December 31, 2007. During the second quarter of 2008 the Company recorded a provision for loan losses of $340,000 compared to no provision during the year earlier quarter, bringing the total loan loss reserve to $2.8 million or 0.52% of total loans at June 30, 2008.
    * Non-interest income during the quarter included a $342,000 gain on the foreclosure and simultaneous sale of a single parcel of real estate.
    * During the quarter the Company closed its branch office on
      Quakerbridge Road in Mercer County, New Jersey, and reassigned the approximately $9 million in deposits to its nearby offices in Ewing and Hamilton, New Jersey.

Commenting on the performance of the Company, President Kent C. Lufkin stated that, "Despite the substantial challenges posed by the economy and real estate market, it was a good quarter for the Bank. Not many institutions can report an improvement in core earnings and other key factors over the same period a year ago. We continue to work hard to out-perform our industry peers and prudently manage all aspects of the business in these very difficult times. Finally, it bears repeating that Third Federal Bank did not originate, purchase, or portfolio any sub-prime loans or securities."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION        THREE MONTHS
 (dollars in thousands                  ------------          INC
  except per share data)          6/30/2008    6/30/2007     (DEC)
                                  ---------    ---------     -----

 EARNINGS SUMMARY

   Interest income                $    9,656   $    9,415       2.6%
   Interest expense                    4,497        4,472       0.6%
   Net interest income                 5,159        4,943       4.4%
   Loan loss provision                   340           --       n.m.
   Non-interest income                 1,138          730      55.9%

   Non-interest expense                4,332        4,268       1.5%
   Income taxes                          441          368      19.8%
   Net income                     $    1,184   $    1,037      14.2%

 PER SHARE INFORMATION

   Earnings per share, basic      $     0.45   $     0.38      18.4%
   Earnings per share, diluted    $     0.44   $     0.38      15.8%

   Dividends paid                 $     0.20   $     0.20       0.0%

 FINANCIAL RATIOS

   Annualized return on
    average assets                     0.66%        0.63%       4.8%
   Annualized return on
    average equity                     6.78%        6.39%       6.1%
   Efficiency ratio                   72.72%       75.23%      -3.3%

 AVERAGE BALANCES

   Loans                          $  545,958   $  498,321       9.6%
   Mortgage-backed securities         97,397       86,619      12.4%
   Investment securities              41,915       37,474      11.9%
   Other interest-earning assets         665        1,195     -44.4%
   Total earning assets              685,935      623,609      10.0%
   Non-earning assets                 36,265       34,032       6.6%
   Total assets                      722,200      657,641       9.8%

   Deposits                          486,394      481,084       1.1%
   FHLB advances                     155,675      103,182      50.9%
   Total interest bearing
    liabilities                      642,069      584,266       9.9%
   Non-interest bearing
    liabilities                        9,934        8,260      20.3%
   Stockholders' equity               70,197       65,115       7.8%
   Total liabilities &
    stockholders' equity          $  722,200   $  657,641       9.8%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
   Loans                               6.01%        6.43%
   Mortgage-backed securities          4.67%        4.66%
   Investment securities               4.63%        5.48%
   Other interest-earning assets       2.42%        6.38%
 Average cost of:
   Deposits                            2.42%        2.85%
   FHLB advances                       4.06%        4.10%

 Interest rate spread                  2.91%        3.06%
 Net interest margin                   3.09%        3.25%

 NON-INTEREST INCOME DETAIL

   Service fees, charges
    and other                     $      543   $      514       5.6%
   Bank-owned life insurance             156          153       2.0%
   Gain on sale of loans                  97           63      54.0%
   Gain on sale of real estate           342           --       n.m.

 NON-INTEREST EXPENSE DETAIL

   Salaries and benefits               2,677        2,680      -0.1%
   Occupancy                             740          712       3.9%
   Professional fees                     167          133      25.6%
   Advertising                           145          163     -11.0%
   Other                                 603          580       4.0%

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION         SIX MONTHS
 (dollars in thousands                  ------------          INC
  except per share data)          6/30/2008    6/30/2007     (DEC)
                                  ---------    ---------     -----

 EARNINGS SUMMARY

   Interest income                $   19,489   $   18,628       4.6%
   Interest expense                    9,415        8,681       8.5%
   Net interest income                10,074        9,947       1.3%
   Loan loss provision                   340           --       n.m.
   Non-interest income                 2,249        2,256      -0.3%
   Non-interest expense                8,594        8,858      -3.0%
   Income taxes                          924          910       1.5%
   Net income                     $    2,465   $    2,435       1.2%

 PER SHARE INFORMATION

   Earnings per share, basic      $     0.92   $     0.89       3.4%
   Earnings per share, diluted    $     0.92   $     0.89       3.4%

   Dividends paid                 $     0.40   $     0.40       0.0%

 FINANCIAL RATIOS

   Annualized return on
    average assets                     0.69%        0.75%      -8.0%
   Annualized return on
    average equity                     7.18%        7.48%      -4.0%
   Efficiency ratio                   71.72%       72.59%      -1.2%

 AVERAGE BALANCES

   Loans                          $  537,411   $  493,038       9.0%
   Mortgage-backed securities         99,810       83,644      19.3%
   Investment securities              41,850       39,368       6.3%
   Other interest-earning assets         818        3,571     -77.1%
   Total earning assets              679,889      619,621       9.7%
   Non-earning assets                 35,344       34,091       3.7%
   Total assets                      715,233      653,712       9.4%

   Deposits                          479,497      478,742       0.2%
   FHLB advances                     157,363      101,237      55.4%
   Total interest bearing
    liabilities                      636,860      579,979       9.8%
   Non-interest bearing
    liabilities                        9,285        8,103      14.6%
   Stockholders' equity               69,088       65,630       5.3%
   Total liabilities &
    stockholders' equity          $  715,233   $  653,712       9.4%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
   Loans                               6.11%        6.45%
   Mortgage-backed securities          4.76%        4.67%
   Investment securities               4.86%        5.41%
   Other interest-earning assets       2.46%        4.86%

 Average cost of:
   Deposits                            2.61%        2.80%
   FHLB advances                       4.09%        4.05%

 Interest rate spread                  2.86%        3.12%
 Net interest margin                   3.05%        3.31%

 NON-INTEREST INCOME DETAIL

   Service fees, charges
    and other                     $    1,433   $    1,838     -22.0%
   Bank-owned life insurance             315          301       4.7%
   Gain on sale of loans                 159          117      35.9%
   Gain on sale of real estate           342           --       n.m.

 NON-INTEREST EXPENSE DETAIL

   Salaries and benefits               5,215        5,348      -2.5%
   Occupancy                           1,468        1,404       4.6%
   Professional fees                     421          357      17.9%
   Advertising                           289          326     -11.3%
   Other                               1,201        1,423     -15.6%

 TF FINANCIAL CORPORATION
 FINANCIAL INFORMATION                  PERIOD ENDING
 (dollars in thousands                  -------------         INC
  except per share data)          6/30/2008    12/31/2007    (DEC)
                                  ---------    ----------    -----

 DEPOSIT INFORMATION

           Non-interest checking  $   37,370   $   35,904       4.1%
           Interest checking          48,273       46,543       3.7%
           Money market               83,500       79,267       5.3%
           Savings                   125,346      130,423      -3.9%
           CD's,retail               192,505      180,257       6.8%

 OTHER INFORMATION

 Per Share
   Book value (a)                 $    26.07   $    25.40
   Tangible book value (a)        $    24.44   $    23.78
   Closing market price           $    21.51   $    24.64

 Balance sheet
   Loans,net                      $  549,519   $  518,067       6.1%
   Cash and cash equivalents           4,327        5,680     -23.8%
   Mortgage-backed securities         92,607      104,338     -11.2%
   Investment securities              40,547       41,389      -2.0%
   Total assets                      719,587      701,673       2.6%
   Total deposits                    486,994      472,394       3.1%
   FHLB advances and other           154,703      153,221       1.0%
   Stockholders' equity               69,061       67,843       1.8%

 Asset Quality
   Non-performing loans                2,368        5,358     -55.8%
   Loan loss reserves                  2,845        2,842       0.1%
   Reserves to gross loans             0.52%        0.55%      -5.5%
   Non-performing loans to
    gross loans                        0.43%        1.03%     -58.3%
   Non-performing loans to
    total assets                       0.33%        0.76%     -56.6%
   Foreclosed property                   306           --       n.m.
   Foreclosed property to
    total assets                       0.04%        0.00%       n.m.
   Non-performing assets to
    total assets                       0.37%        0.76%     -51.3%

 Statistical
   Shares outstanding (000's) (a)      2,649        2,671
   Number of branch offices               14           15
   Full time equivalent employees        179          181

 (a) Excludes 153,000 and 159,000 unallocated employee stock ownership plan shares at June 30, 2008 and December 31, 2007, respectively.

 n.m. not meaningful

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000